Exhibit (g)(3)

Prime Brokerage Account Agreement

The undersigned may maintain one or more brokerage accounts with one or more other brokers (“Executing Brokers”) and may, from time to time, place orders to be executed by one or more of these Executing Brokers pursuant to the terms of Executing Brokerage Agreements (which conform with applicable regulations) between the undersigned and such Executing Brokers.

The undersigned hereby appoints Wedbush Securities Inc. (“WS”) as its prime broker in accordance with the terms of this Prime Brokerage Agreement and of the Securities and Exchange Commission’s No-Action letter dated January 25, 1994 (the “SEC Letter”), as the same may be amended, modified or supplemented from time to time (“Prime Broker”) and hereby authorizes WS to establish for the undersigned a brokerage account in accordance with the provisions herein (“Prime Brokerage Account”) for purposes of performing certain services in connection with settlement and clearance of trade and related transactions accepted by WS under this Prime Brokerage Agreement (“Prime Brokerage Transactions”).

The undersigned hereby acknowledges that it is fully familiar with the terms of the SEC Letter and that it undertakes to carry out Prime Brokerage Transactions in accordance with the terms of this Prime Brokerage Agreement and of the SEC Letter and to inform WS promptly if these undertakings are not met.

The undersigned acknowledges further that WS is required to execute an agreement with all Executing Brokers with whom the undersigned engages in Prime Brokerage Transactions. In connection Thereto, the undersigned authorizes WS to provide any information relating to the undersigned’s account(s), which may be necessary in order for WS to establish a prime brokerage relationship on the behalf of the undersigned with Executing Brokers. As between WS and any Executing Broker, the Executing Broker will be acting as an agent of the undersigned for the purpose of carrying out the undersigned’s directions with respect to the purchase, sale and settlement of securities.

In consideration of WS agreeing to act as Prime Broker, the undersigned agrees to the provisions herein and to all provisions of other standard securities account documents required by WS with respect to WS establishing any Prime Brokerage Account or other securities account with or on behalf of the undersigned. For purposes of all agreements between WS and the undersigned, references to WS include WS’ parent company, affiliated companies and subsidiaries, and all of their directors, officers, employees and agents, The term undersigned applies to either the single or plural gender, as applicable.

1.         Establishment of Account

Under this Prime Brokerage Agreement, WS shall clear and settle the Prime Brokerage Transactions in a Prime Brokerage Account established for the benefit of the undersigned. On the settlement date for each Prime Brokerage Transaction, WS shall deliver or receive securities to or from the Executing Broker against payment in full. The undersigned agrees to give WS notice of the name of the Executing Broker (which Executing Broker must be acceptable to WS) with whom the undersigned intends to place prime brokerage orders and the undersigned understands that no such order may be accepted by WS as Prime Broker from an Executing Broker with whom WS has not entered into a Prime Brokerage Agreement. Subject to WS’ acceptance, WS is authorized to enter into a Prime Brokerage Agreement with all such Executing Brokers, which now or in the future effect Prime Brokerage Transactions for the account of the undersigned. The undersigned shall use its best efforts to assure that such Executing Brokers comply with the terms set forth in such Prime Brokerage Agreement. The undersigned further agrees that, as between WS and the undersigned, any loss resulting from an Executing Broker’s non-compliance therewith, or resulting from any other action taken or not taken by an Executing Broker or its agent or other third party with respect to the undersigned or its accounts, shall be borne by the undersigned; the undersigned further agrees to indemnify WS and hold harmless WS with respect thereto. Additionally, the undersigned agrees to indemnify WS and hold it harmless against any claims WS may have on behalf of itself or its affiliates with respect to any breach by the undersigned of this Prime Brokerage Agreement or any other agreement in favor of WS or its affiliates including, without limitation, any fines or penalties incurred as a result of servicing the accounts) of the undersigned. The undersigned shall immediately satisfy any such indemnity claims upon demand of WS.

2.         Customer Trades

The undersigned or its authorized representative shall advise WS on trade date of the details of all Prime Brokerage Transactions effected by Executing Brokers on the undersigned’s behalf as required by the SEC Letter (the “Trade Data”). In the event of any discrepancy in the Trade Data reported to the Executing Broker by the undersigned and the Trade Data reported to the Executing Broker by WS, the undersigned shall be responsible for resolving such discrepancy promptly and shall be liable to WS for any loss, cost or expense sustained by WS arising out of any such Prime Brokerage Transaction.

3.         Applicable Law and Regulations

All Prime Brokerage Transactions shall be subject to, and the undersigned shalt comply with, all applicable laws and the rules and regulations of all federal, state and self-regulatory agencies including, but not limited to: the Securities and Exchange Commission; all relevant securities and options exchanges and associations; the Municipal Securities Rulemaking Board; the National Association of Securities Dealers; the Board of Governors of the Federal Reserve System; and the constitution, rules and customs of the exchange or market (and its clearing house, if any) where executed. In addition, all Prime Brokerage Transactions shall be performed in a manner not inconsistent with the SEC Letter,

4.         Short Sales

The undersigned agrees to comply with all requirements WS has relating to short sales including, but not limited, to the requirement that no short sale may be effected through an Executing Broker unless the undersigned has first determined with WS that the securities are available for delivery. All transactions effected for the undersigned shall be for the sole account and risk of the undersigned, and WS shall have no responsibility to the undersigned or any third party with respect thereto.

5.         Customer Qualification

(a)       The undersigned understands that it shall be required to maintain in its Prime Brokerage Account such minimum net equity in cash or securities as may be required, from time to time by WS (the ‘Minimum Net Equity”), which shall in no event be less than the Minimum Net Equity required by the SEC Letter, as such requirement may be amended from time to time (initially: $750,000 in cash or in securities with a ready market, for trades executed on behalf of an account not managed by a Registered Investment Advisory). The undersigned further understands that, in the event the Prime Brokerage Account falls below such Minimum Net Equity, it shall bring such account into compliance in a timely fashion.

The undersigned understands that WS reserves the right at any time to place a limit on the size of Prime Brokerage Transactions executed by an Executing Broker, which are to be settled and cleared by WS as Prime Broker.

(b)       In the event that WS indicates its intention to disaffirm any Prime Brokerage Transaction, the undersigned hereby authorizes and instruct WS to provide to its Executing Broker, upon its request, the following information: (i) the Prime Brokerage Account affected; (ii) the instructions, if any, provided regarding the allocation of any order or trade (relating to Prime Brokerage Transactions) to any sub-accounts; and (iii) information available to WS with respect to any net equity in the affected Prime Brokerage Account. In addition, this Prime Brokerage Agreement will serve as further authorization and instruction to WS to furnish to the Executing Broker in the event of a disaffirmance all such further and additional information concerning the Prime Brokerage Account as the Executing Broker shall request, provided that such authorization shall have been confirmed by the undersigned in a separate letter addressed and delivered to the Executing Broker and WS. This paragraph shall remain in effect so long as this Prime Brokerage Agreement is in effect, shall survive the termination of this Prime Brokerage Agreement and shall apply to all orders and trades relating to Prime Brokerage Transactions given by the undersigned to WS for clearance and settlement. The undersigned hereby agrees to release and discharge WS from all responsibility and liability arising out of or incurred in connection with WS furnishing any information to the Executing Broker pursuant to this paragraph.

6.         Confirmations

On the day following each Prime Brokerage Transaction, WS shall send to the undersigned a notification of each prime brokerage trade executed by any Executing Broker based upon information provided to WS by the undersigned. Any confirmations or advices of such trades issued by WS as Prime Broker shall indicate the name of the Executing Broker involved and the other information required by the SEC Letter. If the undersigned has instructed the Executing Broker to send prime brokerage trade confirmations to the undersigned in care of WS, the undersigned understands that such confirmations are available to the undersigned without charge upon request. Reports of the execution of prime brokerage orders and statements of the Prime Brokerage Account(s) of the undersigned shall be conclusive and binding if not objected to in writing within five days, and the latter within ten days, after transmittal by WS to the undersigned by mail or otherwise. Communications may be sent to the undersigned at the address of the undersigned, or at such other address as the undersigned may hereinafter give WS in writing, and all communications so sent, whether by mail, messenger or otherwise, shall be deemed given to the undersigned personally as of the date sent, whether actually received or not.

7.         Fees and Charges

The undersigned understands that WS may charge commissions and other fees for clearance or any other service furnished to the undersigned and agrees to pay such commissions and fees to WS at its then prevailing rates. The undersigned understands that service fees, if any, may be changed from time to time, upon 30 days prior written notice.

8.         Restrictions on Account

The undersigned understands that WS, in its sole discretion, may: refuse to accept or execute Prime Brokerage Transactions on the undersigned’s behalf; restrict or prohibit trading of securities in any of the undersigned’s accounts with WS; or refuse to clear the undersigned’s securities transactions.

9.         Default; Indemnity: Set Off, Etc.

If (i) the undersigned fails to perform its settlement obligations; (ii) any representation made by the undersigned shall have been incorrect or untrue in any material respect when made; (iii) the undersigned shall have admitted its inability to, or intention not to perform any of its obligations hereunder, (iv) the undersigned tiles a petition or other proceeding in bankruptcy, insolvency, or for the appointment of a receiver, or such a petition or proceeding is filed against the undersigned; (v) a levy of an attachment is made against the undersigned’s account(s) with WS; (vi) the undersigned dies or becomes mentally incompetent or is a corporation that dissolves; or (vii) the undersigned shall have otherwise breached the terms of this Prime Brokerage Agreement or the SEC Letter (any one being an “Event of Default”) or any other agreement executed in connection herewith, WS shall have the right to sell, without prior notice to the undersigned, any and all property in which the undersigned has an interest held by or for the benefit of WS; to buy any property that may have been sold short; and to cancel any outstanding transactions and/or to purchase or sell any other securities or other instruments to offset market risk. The undersigned shall he liable to WS for all losses, costs and expenses caused by such Event of Default; including interest at the maximum legal rate, until payment in full is received by WS.

The undersigned will indemnify, protect; and hold harmless WS and its third party service providers, and their respective affiliates, officers, directors, employees and agents, from and against any and ail losses, liabilities, judgments, suits, actions, proceedings, claims, damages, fines, penalties and costs (including attorney’s fees and the allocated costs of internal legal, compliance and other personnel) resulting from or arising out of the use of WS’ and/or its affiliates’ services including, without limitation, authorized or unauthorized trading activities. The undersigned agrees to initially deposit such amount as is required by WS and, thereafter, as requested by WS from time to time, deposit the required amount of cash to address (a) any potential deficiencies in funding obligations (including, without limitation, indemnity obligations) that could result in a default to WS or its licensors, and/or (b) any other issue in connection with this Prime Brokerage Agreement that may otherwise adversely impact WS or its licensors including, but not limited to, a negative net liquidating equity value or other credit issue. All direct and indirect obligations to WS, its affiliates and/or third party service providers of the undersigned, including those discussed in this section, are to he considered senior to any and all obligations of the undersigned to other creditors. The undersigned agrees that WS and/or its affiliates may set off amounts WS determines are owing to it, its affiliates or third party providers from the undersigned against any amount held by WS, its clearing agent or other affiliates and third party service providers as WS determines without further notice.

10.       Legally Binding

The undersigned hereby agrees that this Prime Brokerage Agreement and all the terms hereof shall be binding upon the undersigned and its estate, heirs, executors, administrators, personal representatives, successors and assigns. The undersigned agrees that all Prime Brokerage Transactions shall he for its Prime Brokerage Accounts in accordance with its oral or written instructions. The undersigned hereby waives any and all defenses that any such instruction was not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation.

11.       Margin Account, Security Interest. Consent to Loan or Pledge Securities

(a)       The undersigned hereby agrees to deposit and maintain such margin in its margin account as WS may in its sole discretion require, and the undersigned agrees to pay immediately on demand any debit balance therein. Upon the undersigned’s failure to pay or at any time WS deems necessary for its protection, without prior demand, call or notice, WS shall be entitled to exercise all rights and remedies provided herein. Unless the undersigned advises WS to the contrary, the undersigned represents that it is not an affiliate (as defined in Rule 144(a)(1) under the Securities Act of 1933) of the issuer of any security held in its account.

(b)       As security for the payment of any obligations of the undersigned to WS, WS shall have a continuing security interest in all property in which the undersigned has an interest held by or for the benefit of WS, and WS may, without prior notice to the undersigned, use, apply or transfer any such property.

In the Event of Default under this Prime Brokerage Agreement or any other agreement in favor of WS or an affiliate of WS, WS shall have all rights and remedies available to a secured creditor in addition to the rights and remedies provided herein. WS shall have the right, at any time or from time to time, to set off any and all obligations of the undersigned and to foreclose on any and all collateral for the purpose of satisfying any and all obligations of the undersigned to WS and/or any affiliate of WS. All assets in WS’s possession may be considered to be available for use by WS to satisfy any obligations of the undersigned in favor of WS and/or its affiliates without further notice

(c)       Within the limits of applicable law and regulations, the undersigned hereby authorizes WS to lend either to itself or to others any securities held by or for the benefit of WS in any of its accounts, together with all attendant rights of ownership, and to use all such property as collateral for its general loans. Any such property, together with all attendant rights of ownership, may be pledged, re- pledged, hypothecated or re-hypothecated either separately or in common with other such property for any or all amounts due to WS. WS shall have no obligation to retain a like amount of similar property in its possession or control.

(d)       The undersigned hereby acknowledges receipt of WS Truth-in-Lending Disclosure Statement (“Disclosure Statement”). The undersigned understands that WS will charge (although not obligated to do so) interest on any debit balances in its accounts in accordance with the methods described in the Disclosure Statement or in any amendment or revision thereto, which may be provided to the undersigned. Any debit balance, which is not paid at the close of an interest period, shall be added to the opening balance for the next interest period and compounded.

12.       Amendment: Entire Agreement

The undersigned agrees that WS may modify the terms of this Prime Brokerage Agreement at any time upon prior written notice. If such modifications are unacceptable to the undersigned, it must notify WS in ‘writing within 30 days of WS transmittal of such notice. The undersigned Prime Brokerage Account may then be terminated by WS, after which the undersigned agrees to remain liable to WS for all existing liabilities or obligations. Otherwise, the modifications to the Prime Brokerage Agreement shall be deemed accepted by the undersigned. Except as set forth hereinabove, this Prime Brokerage Agreement represents the entire agreement and understanding between the undersigned and WS concerning the subject matter hereof

13.       Governing Law

This Prime Brokerage Agreement and related Prime Brokerage Accounts shall be governed by the laws of the State of California without giving effect to the conflicts of law principles thereof.

14.       Assignability

This Prime Brokerage Agreement and the rights and obligations arising out of the Prime Brokerage Transactions cleared pursuant hereto may not be assigned without the prior written consent of the other party, other than by WS as part of a general transfer of WS’ business.

15.       Severability

If any provision of this Prime Brokerage Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation that provision shall be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Prime Brokerage Agreement shall continue to remain in full force and effect.

16.       Extraordinary Events

The undersigned agrees that it will not hold WS liable for any loss caused, directly or indirectly, by government restrictions, exchange or market rulings, suspension of trading, war (whether declared or undeclared), terrorist acts, insurrection, riots, fires, flooding, strikes, failure of utility services, accidents, adverse weather or other events of nature, including but not limited to earthquakes, hurricanes and tornadoes, or other conditions beyond WS’ control. In the event that any communications network, data processing system, or computer system WS uses or used by the undersigned, whether WS owns it or not, is rendered inoperable, WS will not be liable to the undersigned for any loss, liability, claim, damage or expense resulting, either directly or indirectly.

17.         Headings

The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

18.         Telephone Conversations

For the protection of both the undersigned and WS, and as a tool to correct misunderstandings, the undersigned hereby authorizes WS in its discretion and without prior notice to the undersigned, to monitor and/or record any or all telephone conversations between the undersigned and WS, including WS employees or agents. The undersigned acknowledges that WS may determine not to make or keep such recordings and such determination shall not in any way affect any party’s rights.

19.         Arbitration

THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

(A)	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

(B)	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

(C)	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

(D)	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAINED DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST 20 DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE.

(E)	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

(F)	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

(G)	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

BY SIGNING THE “ACCOUNT AGREEMENT, TAXPAYER CERTIFICATION AND BENEFICIAL OWNERSHIP ELECTION” FORM (THE “AGREEMENT”) YOU AGREE, AND BY CARRYING AN ACCOUNT FOR YOU, WE AGREE THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN YOU AND US OR ANY OF OUR OFFICERS, EMPLOYEES OR AGENTS OR ASSIGNEES) CONCERNING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN YOU AND US SHALL BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE RULES, THEN IN EFFECT, OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, THE NEW YORK STOCK EXCHANGE OR ANY OTHER EXCHANGE OR FORUM OF WHICH OUR FIRM AND/OR OUR CLEARING AGENT IS A MEMBER, AS YOU MAY ELECT. IF YOU DO NOT MAKE SUCH ELECTION BY REGISTERED MAIL SENT TO OUR FIRM AT ITS MAIN OFFICE WITHIN TEN (10) DAYS AFTER THE RECEIPT OF NOTIFICATION FROM OUR FIRM AND/OR OUR CLEARING AGENT REQUESTING SUCH AN ELECTION, THEN YOU AUTHORIZE US TO MAKE SUCH ELECTION ON YOUR BEHALF.

FURTHERMORE, YOU AND WE AGREE AND ACKNOWLEDGE THAT NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

By Signing This Prime Brokerage Agreement The Undersigned Acknowledges That:

1) The securities in its margin account and any securities for which the undersigned has fully paid, together with all attendant ownership rights may be loaned to WS or loaned out to others; and 2) The undersigned has received a copy of this Prime Brokerage Agreement.

This Agreement Contains A Pre-Dispute Arbitration Clause At Paragraph 19.

●	If the Prime Brokerage Account is managed by an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and the undersigned is executing this Prime Brokerage Agreement, the undersigned hereby authorizes (_____________________) to engage in Executing Brokerage Transactions on its behalf, and the undersigned hereby represents and covenants that such advisor has been duly authorized to take such actions as are contemplated by this Prime Brokerage Agreement.

●	If this is a Joint Account; both parties must sign. Persons signing on behalf of others should indicate the titles or capacities in which such persons are signing. This Prime Brokerage Agreement is dated as of ____________________, 20__.

ETFMG Alternative Harvest ETF
Type or Print Firm Name

By:	Samuel Masucci, III
	Type or Print Name	Type or Print Name of Joint Tenant

X/s/ Samuel Masucci, III		X
Signature		Signature
Title:	CEO	Title:

SSN/Tax ID		SSN/Tax ID

Mailing Address:

Accepted by:		Date:

Account No.

ADDENDUM TO PRIME BROKERAGE AGREEMENT

This Addendum to Prime Brokerage Agreement (“Addendum”) is made between Wedbush Securities Inc. (“Prime Broker”) and ETF Managers Trust (the “Trust”), on behalf of the ETFMG Alternative Harvest ETF (the “Fund”).

Whereas, Prime Broker and the Trust entered into the Prime Brokerage Account Agreement dated September __, 2018 (the “Prime Brokerage Agreement”), and wish to supplement the Prime Brokerage Agreement to, among other things, comply with the requirements of Section 17(f) of the Investment Company Act of 1940, as amended, and Rule 17f-1 thereunder; and

Whereas, terms used in this Addendum shall have the same meaning as in the Prime Brokerage Agreement.

Prime Broker agrees to maintain custody of the Fund’s securities, cash and other investment assets, subject to the following conditions:

1.       Segregation of Non-Cash Assets; Use of Securities Depositories. All securities and other non-cash property (“Investments”) held by Prime Broker for the account of the Fund (other than Investments maintained in a securities depository or book-entry system) shall at all times be individually segregated from the securities and investments of any other person and marked in such manner as to clearly identify them as the property of the Fund, both upon physical inspection thereof and upon examination of the books of Prime Broker. Prime Broker may deposit and maintain Investments in any securities depository, either directly or through one or more subcustodians appointed by Prime Broker. The Fund will purchase only those securities which are maintained in a securities depository or book-entry system. Investments held in a securities depository shall be held (i) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the securities depository and Prime Broker or the subcustodian, as the case may be, and (ii) in an account for the Trust or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the securities depository. If market practice or the rules and regulations of the securities depository prevent Prime Broker, the subcustodian (or any agent of either) from holding its client assets in such a separate account, Prime Broker, the subcustodian or other agent shall as appropriate segregate such Investments for the benefit of the Trust from the assets held for the benefit of clients of Prime Broker generally on its own books.

2.       Sufficient Funds for Payment. Prime Broker shall not be under any obligation to pay out moneys to cover any payment if in the Fund account there is insufficient cash available to the Fund.

3.       Reimbursement of Prime Broker. Prime Broker shall be entitled to charge against any money held by it for the accounts of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement. The expenses which Prime Broker may charge against the account of the Fund include, but are not limited to, the expenses of agents or subcustodians incurred in settling transactions involving the purchase and sale of Investments of the Fund.

4.       Books and Records Generally. Prime Broker will make available to the Trust, its auditors, agents and employees, upon reasonable request and during normal business hours of Prime Broker, all records maintained by Prime Broker pursuant to its obligations under the Prime Brokerage Agreement. All such books and records shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Trust and the SEC through its employees and agents.

5.       Examination of Investments/Books and Records. Investments maintained by Prime Broker for the Fund pursuant to this agreement shall be verified by actual examination at the end of each annual and semi-annual fiscal period by an independent public accountant retained by the Trust, and shall be examined by such accountant at least one other time, chosen by the accountant, during each fiscal year. A certificate of such accountant stating that an examination of such Investments has been made, and describing the nature and extent of the examination, shall be attached to a completed Form N-17f-1 and transmitted to the SEC promptly after each examination.

6.       Liens and Encumbrances. Prime Broker shall have no power or authority to assign, hypothecate, pledge or otherwise to dispose of any Investments, except pursuant to the direction of the Fund and only for the account of the Fund. Investments shall be subject to no lien or charge of any kind in favor of Prime Broker or any persons claiming through Prime Broker.

7.       Prime Broker shall not be responsible for Investments, cash or other assets until actually received by Prime Broker.

Prime Broker hereby represents and warrants that it is a broker-dealer registered with the SEC and a member of a national securities exchange and that the Prime Brokerage Agreement, as supplemented, has been duly executed by Prime Broker and to the best of Prime Broker’s knowledge will not violate any Applicable Law or any agreement, instrument judgment order or decree to which Prime Broker is a party or to which it is bound.

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The provisions of this Addendum shall supersede anything to the contrary in the other provisions of the Prime Brokerage Agreement.

Agreed as of the above written date:

Wedbush

By:	/s/ Rob Paset

Print Name: Rob Paset

Title: SVP

Date: 9/11/18

ETF Managers Trust

By:	/s/ Samuel Masucci, III

Print Name: Samuel Masucci, III

Title: CEO

Date: 9/10/18

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